Exhibit 10.12

PURCHASE AGREEMENT

AND ESCROW INSTRUCTIONS

Between

FR NLF 11, LLC

as Seller

and

SERIES C, LLC

as Buyer

October 3, 2012

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED:	Dated to be effective as of October 3, 2012 (the date signed by both Parties (as hereinafter defined), the “Effective Date”).

PARTIES:	This Purchase Agreement and Escrow Instructions is between FR NLF 11, LLC, a Delaware limited liability company, as “Seller”, and SERIES C, LLC, an Arizona limited liability company, as “Buyer”.

WHEREAS, as of the Effective Date, Seller is the fee title owner of that certain improved property located at 1751 Blue Hills Drive, N.E., Roanoke, Virginia 24012, as legally described on Exhibit A attached hereto (the “Real Property”);

WHEREAS, as of the Effective Date, the Real Property is improved with a building containing approximately 399,182 square feet (the “Building”) which Real Property and Building are leased to Elizabeth Arden, Inc. (“Tenant”) in accordance with a written lease (the “Lease”). The Real Property, the Building, the improvements to the Real Property (the “Improvements”), the personal property, if any, of Seller located on the Real Property, owned by Seller and used by Seller in connection with the ownership and operation of the Real Property and the Improvements but excluding any and all items of tangible personal property owned by Tenant (the “Personal Property”), and Seller’s interest in the Lease and all rents issued and profits due or to become due thereunder are hereinafter collectively referred to as the “Property”; and

WHEREAS, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer on the terms and conditions more particularly set forth in this Purchase Agreement and Escrow Instructions (the “Agreement”).

NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (each, a “Party” and, collectively, the “Parties”) hereby agree as follows:

1. INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.

2. BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms and conditions set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning the provision of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

3. INCLUSIONS IN PROPERTY.

(a) The Property. The term “Property” shall also include the following:

(1) all tenements, hereditaments and appurtenances pertaining to the Real Property;

(2) all mineral, water and irrigation rights of Seller, if any, running with or otherwise pertaining to the Real Property;

(3) all interest, if any, of Seller in any road adjoining the Real Property;

(4) Intentionally Deleted;

(5) all of Seller’s interest in the Building, the Improvements and in any other improvements and fixtures on the Real Property;

(6) all of Seller’s interest, if any, in any equipment, machinery and Personal Property located on the Real Property and used in connection with the Real Property (the “Personalty”);

(7) the Lease and security deposit, if any, now or hereafter due thereunder;

(8) all of Seller’s interest, to the extent transferable, in all: permits and licenses for the Real Property or the Improvements (the “Permits”), warranties for the Improvements (the “Warranties”), contractual rights and intangibles (including rights to the name of the Improvements as well as all construction contracts, subcontracts, architectural/engineering plans and/or agreements and similar agreements) with respect to the design, development, construction, operation, maintenance, repair and/or improvement of the Property (collectively, the “Contracts”); and

(9) all of Seller’s right, title and interest in and to all assignable contracts and agreements to which Seller is party (other than the Lease) relating to the upkeep, repair, maintenance, leasing or operation of any or all of the Land, Improvements and the Personal Property, and all comparable contracts, agreements or arrangements into which Seller enters prior to Closing pursuant to this Agreement (collectively, the “Service Contracts”), except that Buyer shall not assume and accept at Closing those Service Contracts which Buyer elects by written notice delivered to Seller not later than the end of the Study Period (as hereinafter defined) to have terminated prior to COE (as hereinafter defined), which Service Contracts shall be terminated by Seller, at Seller’s expense prior to COE.

(b) The Transfer Documents. The Personalty shall be transferred by that certain bill of sale from Seller to Buyer, the agreed upon form of which is attached hereto as Exhibit B (the “Bill of Sale”); the Lease shall be transferred by that certain assignment and assumption of lease, the agreed upon form of which is attached hereto as Exhibit C (the “Assignment of Lease”); the Permits, Warranties, Contracts and Service Contracts shall be transferred by that certain assignment and assumption agreement, the agreed upon form of which is attached hereto as Exhibit D (the “Assignment Agreement”); and the Real Property, the Building and the Improvements shall be transferred and conveyed by execution and delivery of Seller’s special warranty deed subject only to the Permitted Exceptions (as hereinafter defined), the agreed upon form of which special warranty deed is attached hereto as Exhibit E (the “Deed”). The Bill of Sale, the Assignment of Lease, the Assignment Agreement and the Deed are hereinafter collectively referred to as the “Transfer Documents”. Notwithstanding the foregoing, in the event any Warranty transfer requires the approval of the applicable warrantor and/or satisfaction of any other conditions to such transfer, Seller shall use commercially reasonable efforts to obtain such approval, and satisfy all such conditions prior to COE, including, but not limited to arranging any required inspections, all at Buyer’s sole cost and expense payable by Buyer at COE. It shall not be a condition precedent to Buyer’s obligation to proceed to COE that the transfer of any Warranties occurs prior to COE, and Buyer may continue to pursue the transfer of any Warranties not transferred at COE after COE.

4. PURCHASE PRICE. The price to be paid by Buyer to Seller for the Property is Twenty Three Million Five Hundred Thousand and No/100 Dollars ($23,500,000.00) (the “Purchase Price”), payable as follows:

(a) Buyer shall deposit Five Hundred Thousand and No/100 Dollars ($500,000.00) earnest money (said deposit, together with all interest earned or accrued thereon, the “Earnest Money Deposit”) in escrow with First American Title National Commercial Services, The Esplanade Commercial Center, 2425 E. Camelback Road, Suite 300, Phoenix, Arizona 85016, Attention: Brandon Grajewski (“Escrow Agent”) not later than five (5) business days following the execution by Buyer and Seller of this Agreement (said date that is five (5) business days after this Agreement is fully-executed, the “Opening of Escrow”), which Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow (“COE”).

(b) The balance of the Purchase Price, after deducting the Earnest Money Deposit, in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), to be deposited in escrow in immediately available funds with Escrow Agent on or before COE, which sum is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

(c) Notwithstanding anything in this Agreement to the contrary, the Parties agree that at COE, Seller shall either credit at COE to be applied against the Purchase Price, or escrow and transfer to Buyer, the then-outstanding tenant improvement allowance under the Lease in the amount of Nine Hundred Seventy-Five Thousand and No/100 Dollars ($975,000.00), less any portion of such tenant improvement allowance under the Lease already paid by Seller to Tenant.

5. DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit shall be applied as follows:

(a) if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit shall be paid immediately to Buyer;

(b) if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit shall be paid to Seller as Seller’s agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller’s exact damages; and

(c) if escrow closes, the Earnest Money Deposit shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at COE.

6. PRELIMINARY TITLE REPORT AND OBJECTIONS. Within ten (10) days after the Opening of Escrow, Escrow Agent shall deliver a current Preliminary Title Report (the “Report”) for an ALTA extended coverage title insurance policy (the “Owner’s Policy”) on the Property to Buyer and Seller. The Report shall show the status of title to the Property as of the date of the Report and shall also describe the requirements of Escrow Agent for the issuance of the Owner’s Policy as described herein. The cost of the Owner’s Policy shall be paid by the Buyer including any additional costs for an extended coverage policy, endorsements thereto (excluding, however, any endorsements required to cure one or more Objectionable Matters (as hereinafter defined), which endorsements, if any, shall be issued at Seller’s sole cost and expense), and Buyer shall pay all costs for any lender’s title policy. In addition to the Report, Escrow Agent shall simultaneously deliver to Buyer and Seller legible copies of all documents identified in Part Two of Schedule B of the Report.

If Buyer is dissatisfied with any exception to title as shown in the Report and/or any matter disclosed by the Survey, (collectively, the “Objectionable Matters”), then Buyer may either, by giving written notice thereof to Seller and Escrow Agent on or before the earlier to occur of (i) the expiration of the Study Period (as defined below) or (ii) ten (10) days after Buyer’s receipt of the Report and the Survey, whichever is earlier, (a) cancel this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer together with all documents deposited in escrow by Buyer, or (b) provisionally accept the title subject to Seller’s agreement to cause the removal of or otherwise cure the Objectionable Matters identified by Buyer in a written notice to Seller, in which case Seller may, remove or otherwise cure the Objectionable Matters before COE. Seller shall notify Buyer in writing within five (5) business days after receiving Buyer’s written notice of disapproval or objection, whether Seller does or does not intend to remove (or cause the Escrow Agent to endorse over, to Buyer’s satisfaction) or otherwise cure any such Objectionable Matters. Seller’s lack of response shall be deemed as Seller’s refusal to commit to remove or otherwise cure the Objectionable Matters prior to COE.

If written notice of dissatisfaction is not timely given by Buyer to Seller pursuant to this Section 6, then Buyer shall be deemed to have disapproved of the condition of the title of the Property as shown by the Report, and shall be deemed to have elected to terminate this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer and all other obligations under this Agreement shall terminate.

In the event the Report is amended to include new exceptions that are not set forth in a prior Report, Buyer shall have until the later of (i) the expiration of the Study Period, or (ii) the date that is five (5) business days after Buyer’s receipt of the amended Report and copies of the documents identified in the new exceptions or new requirements, within which to cancel this Agreement and receive a refund of the Earnest Money Deposit or to provisionally accept the title subject to Seller’s agreement to cause the removal of or otherwise cure the new Objectionable Matters. Seller shall notify Buyer in writing within five (5) business days after receiving Buyer’s written notice of disapproval or objection, whether Seller does or does not intend to remove (or cause the Escrow Agent to endorse over, to Buyer’s satisfaction) or otherwise cure any such Objectionable Matters. Seller’s lack of response shall be deemed as Seller’s refusal to commit to remove or otherwise cure the Objectionable Matters prior to COE.

If Seller serves, or is deemed to have served, notice to Buyer that Seller does not intend to remove or otherwise cure the Objectionable Matters before COE, Buyer shall, on or prior to five (5) business days after receipt, or deemed receipt, of such notice from Seller, notify Seller and Escrow Agent in writing of Buyer’s election to either (i) terminate this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer and all other obligations under this Agreement shall terminate, or (ii) Buyer may waive such Objectionable Matters and the transaction shall close as scheduled. If Seller agrees to remove or otherwise cure the Objectionable Matters it will do so by the scheduled COE date.

7. BUYER’S STUDY PERIOD.

(a) The Study Period. Buyer shall have until 5:00 p.m. Central Standard Time on the later of (i) the thirtieth (30th) day after the Effective Date, (ii) the thirtieth (30th) day after Buyer’s receipt of all deliveries of Seller’s Diligence Materials (as hereinafter defined) as evidenced by Seller’s written notice of delivery of the Seller’s Diligence Materials from Seller to Buyer, or (iii) the tenth (10th) day after Buyer’s receipt of the Survey (as hereinafter defined), which Survey Buyer shall order not later than three (3) business days after the Effective Date (the period commencing with the Effective Date and ending with the later of (i), (ii) and (iii) above, the “Study Period”), at Buyer’s sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer’s sole discretion, to determine the feasibility of acquiring the Property, including, without limitation, Buyer’s right to: (i) review and approve the Survey, the Lease, Seller’s operating statements with respect to the Property, and the Contracts; (ii) meet and confer with Tenant with respect to its current and prospective occupancy of the Improvements as long as Buyer coordinates such interviews with Seller at least two (2) business days prior to the date of such interviews and gives Seller an opportunity to have a representative of Seller in attendance throughout such interview; and (iii) obtain, review and approve a Phase I environmental study of the Real Property and Building (collectively, “Buyer’s Diligence”). Buyer shall provide not less than two (2) business days’ prior notice to Seller before conducting any investigations, study, interview or test to or at the Real Property and the Improvements.

(b) Right of Entry. Subject to the prior rights of the Tenant in the Property, Seller hereby grants to Buyer and Buyer’s employees, third party consultants, lenders, engineers, accountants and attorneys (collectively, the “Buyer’s Representatives”) the right to enter upon the Property, at any reasonable time or times prior to COE, to conduct Buyer’s Diligence. Buyer hereby covenants and agrees that it shall cause all studies, investigations and inspections performed at the Real Property or the Improvements to be performed in a manner that does not unreasonably disturb or disrupt the tenancy or business operations of Tenant at the Improvements. Buyer shall not conduct (or cause to be conducted) any physically intrusive investigation, examination or study of the Real Property or the Improvements (any such investigation, examination or study, an “Intrusive Investigation”) as part of its Buyer’s Diligence or otherwise without obtaining the prior written consent of Seller. In the event Buyer desires to conduct (or cause to be conducted) any Intrusive Investigation of the Real Property or the Improvements, such as sampling of soils, other media, building materials, or any other comparable investigation, Buyer will provide a written scope of work to Seller describing exactly what procedures Buyer desires to perform. Seller may withhold its consent to any Intrusive Investigation of the Real Property or the Improvements in its sole discretion. Buyer and Buyer’s Representatives shall, in performing its Buyer’s Diligence or any Intrusive Investigation, comply with the agreed upon procedures and with any and all laws, ordinances, rules, and regulations applicable to any or all of such procedures, the Real Property and the Improvements. Neither Buyer nor Buyer’s Representatives shall report the results of the Buyer’s Diligence or any Intrusive Investigation to any governmental or quasi-governmental authority under any circumstances, unless otherwise required by law, without obtaining Seller’s express written consent, which consent may be withheld in Seller’s sole discretion. Buyer and Buyer’s Representatives shall: (a) maintain worker’s compensation insurance and comprehensive general liability (occurrence) insurance in an amount of not less than $1,000,000 per occurrence, and $2,000,000 combined single limit covering any accident arising in connection with the presence of Buyer and Buyer’s Representatives at the Real Property and the Improvements and the performance of any investigations, examinations or studies thereon, and shall deliver a certificate of insurance (in form and substance reasonably satisfactory to Seller), naming Seller as an additional insured thereunder, verifying the existence of such coverage to Seller prior to entry upon the Real Property or the Improvements; and (b) promptly pay when due any third party costs associated with its Buyer’s Diligence or any Intrusive Investigation. Buyer shall, at Buyer’s sole cost, repair any damage to the Real Property or the Improvements resulting from Buyer’s Diligence or any Intrusive Investigation, and, to the extent Buyer or Buyer’s Representatives alter, modify, disturb or change the condition of the Real Property or the Improvements as part of the Buyer’s Diligence, any Intrusive Investigation or otherwise, Buyer shall, at Buyer’s sole cost, restore the Real Property and the Improvements to the condition in which the same were found before such alteration, modification, disturbance or change. Buyer hereby indemnifies, protects, defends and holds Seller, Seller’s affiliates, their respective partners, shareholders, officers and directors, and all of their respective successors and assigns (collectively, the “Seller Indemnified Parties”) harmless from and against any and all losses, damages, claims, causes of action, judgments, damages, costs and expenses, including, but not limited to, reasonable attorneys’ fees and court costs) (collectively, “Losses”) that Seller or any

Seller Indemnified Party suffers or incurs as a result of, or in connection with Buyer’s Diligence or Intrusive Investigation or Buyer’s or Buyer’s Representatives entry upon the Real Property or the Improvements hereunder, excluding from the foregoing indemnity any Losses relating to pre-existing conditions and/or the gross negligence or willful misconduct of Seller or any of Seller’s agents or representatives. Buyer’s undertakings pursuant to this Section 7(b) and Buyer’s indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE and shall not be merged into any instrument of conveyance delivered at COE.

(c) Cancellation. Unless Buyer so notifies Seller or Escrow Agent, in writing, on or before the end of the Study Period of Buyer’s acceptance of Buyer’s Diligence, this Agreement shall be canceled and the Earnest Money Deposit shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

8. DELIVERY OF SELLER’S DILIGENCE MATERIALS. Seller agrees to deliver to Buyer contemporaneously with the Opening of Escrow the following written documentation that is in Seller’s possession or reasonable control: the Lease, including all amendments thereto, guaranties thereof and assignments thereof and copies of any agreements with respect to any commissions due or to become due in connection with the Lease; the most current rent roll; copies of income and expenses statements for the Property prepared by Seller in the ordinary course of Seller’s business for the last three (3) years (including year-end Tenant CAM expense reconciliations, if any); copies of any development approvals that have been obtained; copies of any architectural drawings; copies of any certificates of occupancy, reports, licenses, approvals, certifications, authorizations and permits for the Property issued by any governmental authorities having jurisdiction over the Property; copies of any subdivisions plans or plats and development agreements that relate to the Property; copies of the Service Contracts; copies of Seller’s existing title policy and existing survey; and copies of all Contracts, Warranties and Permits (collectively, “Seller’s Diligence Materials”), all at no cost to Buyer. Should Seller receive new or updated written documentation regarding any of the matters set forth in this Section 8 after the Effective Date and prior to COE, Seller will promptly deliver complete copies thereof to Buyer.

9. THE SURVEY. Promptly after the Opening of Escrow, Buyer shall cause a surveyor licensed in the State of Virginia to complete and deliver to Escrow Agent, Seller and Buyer a current, certified ALTA As-Built survey of the Real Property, Building and Improvements (the “Survey”). The Survey shall set forth the legal description and boundaries of the Property and all easements, encroachments and improvements thereon.

10. IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the “Non-Foreign Affidavit”) stating under penalty of perjury that Seller is not a “foreign person” as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Purchase Price, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Tax Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

11. DELIVERY OF POSSESSION. Seller shall deliver possession of the Property to Buyer at COE subject only to the rights of Tenant under the Lease.

12. BUYER’S CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer’s obligations to perform under this Agreement and to close escrow are expressly subject to the following:

(a) the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents;

(b) Buyer’s confirmation during the Study Period that the Escrow Agent will issue the Owner’s Policy (or a written commitment therefor) subject only to those matters approved or deemed approved by Buyer pursuant to this Agreement at COE;

(c) the delivery by Seller to Buyer at COE of all security deposits and pre-paid/abated rents under the Lease, if any, in the form of a credit in favor of Buyer against the Purchase Price;

(d) the deposit by Seller with Buyer not later than five (5) days prior to COE of an original estoppel certificate in the form attached hereto as Exhibit G: (v) dated not more than thirty (30) days prior to COE, (w) executed by Tenant and naming Buyer (or its designee) and any lender of which Buyer provides written notice to Seller pursuant to the notice provisions hereof (“Lender”) as addressees, (x) verifying the basic facts of the Lease (term, rental, expiration date, options, if any exist), (y) confirming that there are no defaults by the landlord under the Lease and that no percentage rents or impounds are paid pursuant to the Lease (or specifying the amount(s) thereof), and (z) if Tenant’s obligations under the Lease have been guaranteed by another person or entity, also cover such guaranty and also be signed by such guarantor(s). In addition Buyer may prepare and deliver to Seller an estoppel certificate to be executed by the parties to any applicable reciprocal easement agreement or declaration of covenants, conditions and/or restrictions identified by Buyer (the “REA’s”) and addressed or certified to Buyer and Lender stating that such REA is in full force and effect and is not modified (except as disclosed in such estoppel certificate) and, to the best knowledge of the party giving the estoppel, the other party or parties thereto is/are not in default under the applicable instrument and all amounts, if any, owing under the applicable agreement have been paid in full, and provided that Buyer identifies for Seller the parties that Buyer wishes to have sign such estoppel certificate, Seller shall then request and use commercially reasonable efforts to obtain for Buyer prior to COE an original executed version of such estoppel certificate, provided, for purposes of clarity, that receipt of such REA estoppel certificate shall not be a condition precedent to Buyer’s obligations to proceed to COE.

(e) the deposit with Escrow Agent and Buyer prior to COE of an executed waiver by Tenant of the ROFR under the Lease;

(f) the deposit with Escrow Agent of a standard form of Owner’s Affidavit executed by Seller or, if Seller is a single-asset entity, of Seller’s principals or parent entity, to allow for the deletion of the mechanics’ lien exception from the Owner’s Policy;

(g) intentionally deleted;

(h) intentionally deleted;

(i) the deposit with Escrow Agent of a letter from Seller to Tenant requesting that rent payable after COE under the Lease be paid to Buyer;

If the foregoing conditions have not been satisfied by the specified date or COE as the case may be, then Buyer shall have the right, at Buyer’s sole option, by giving written notice to Seller and Escrow Agent, to (i) cancel this Agreement, whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement, or (ii) extend such specified date or COE, as applicable, for such amount of time as Buyer deems reasonably necessary to allow Seller to satisfy such conditions, but not longer than ten (10) days.

At or promptly after COE, but not as a condition precedent to Buyer’s obligation to proceed to COE, Seller shall:

(y) deliver to Buyer the original, fully-executed Lease, if an original is in Seller’s possession (or a copy if Seller is not in possession of the original) and a copy of all guaranties thereof, all exhibits, amendments and other modifications thereto, and, if Seller is not the original landlord under the Lease, all assignments necessary to establish that Seller is the successor-in-interest to the landlord’s rights under the Lease; and

(z) deliver to Buyer of originals or copies of the Contracts, Warranties and Permits, if any, in the possession of Seller or Seller’s agents, including, without limitation, any warranties covering the roof or any other part of the Improvements, together with such non-proprietary leasing and property manuals which are material in connection with the continued operation, leasing and maintenance of the Property.

13. SELLER’S REPRESENTATIONS WARRANTIES AND COVENANTS.

(a) Seller hereby represents and warrants to Buyer that the following matters are true, in all material respects, as of the Effective Date:

(i) to Seller’s actual knowledge: any existing financing secured by the Property or any part thereof shall be satisfied and discharged in full at or prior to COE and any liens or encumbrances relating thereto shall be terminated and released for purposes of Buyer’s title policy at or prior to COE, and shall be released of record promptly after COE; and Seller does not have any defeasance, lender approval or prepayment obligations with respect to any existing financing which will delay the COE;

(ii) except as may otherwise be provided in Seller’s Diligence Materials, to Seller’s actual knowledge, no written notice of violation has been issued to Seller by any governmental or quasi-governmental authority having jurisdiction of the Property with regard to the violation of any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property;

(iii) intentionally deleted;

(iv) except as may otherwise be provided in Seller’s Diligence Materials, to Seller’s actual knowledge, there is no impending condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities;

(v) except as may otherwise be provided in Seller’s Diligence Materials, there is no litigation pending, or to Seller’s knowledge, threatened against the Property or against Seller that could impact Seller’s ability to sell the Property;

(vi) except as may otherwise be provided in Seller’s Diligence Materials, Seller has not entered into and to Seller’s actual knowledge there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party;

(vii) intentionally deleted;

(viii) The execution and delivery of, and consummation of the transactions contemplated by, this Agreement are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of, any of the agreements or instruments to which Seller is now party or by which it is bound, or any order, rule or regulation of any court or other governmental agency or official;

(ix) Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, the agreed upon forms of which are attached hereto as Exhibits;

(x) Seller has not received written notice from Tenant that Seller is in default under the Lease; has sent no written notice of default to Tenant and, to Seller’s actual knowledge, no material default of Tenant exists under the Lease; Seller has not received any written correspondence from Tenant or Tenant’s agents indicating Tenant’s intent to assign or terminate the Lease nor any written correspondence requesting the consent of Seller to any of the foregoing;

(xi) Seller received from Tenant, and has delivered to Buyer a copy of, Tenant’s written waiver of Tenant’s Right of First Offer to Purchase set forth in the Lease with respect to the transaction contemplated by this Agreement;

(xii) to the extent Seller is the original landlord under the Lease, the Lease was negotiated in an arms-length transaction;

(xiii) except as may otherwise be provided in Seller’s Diligence Materials, to Seller’s actual knowledge, all amounts due and payable by Seller under the Contracts and the REAs have been paid in full and to Seller’s actual knowledge no default of Seller exists under any of the Contracts or the REAs;

(xiv) except as may otherwise be provided in Seller’s Diligence Materials, to Seller’s actual knowledge there are no tax protests pending in connection with the Property;

(xv) except as set forth in Seller’s Diligence Materials, to Seller’s knowledge, no portion of the Real Property and the Improvements violates any Environmental Laws (as hereinafter defined); or (y) any Hazardous Substances (as hereinafter defined) have been stored or generated at, released or discharged from or are present upon the Real Property and the Improvements, except in the ordinary course of business and in accordance with all Environmental Laws. As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), or any other federal, state or local legislation or ordinances applicable to the Land or the Improvements. As used herein, the term “Environmental Laws” shall mean all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any governmental authority and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or any owner of the Real Property, and as the same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), SARA, comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

(b) Further, Seller hereby covenants to Buyer as of the Effective Date that:

(i) Seller will not enter into nor execute any agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party, without Buyer’s prior written consent;

(ii) Seller will not, without the prior written consent of Buyer, take any intentional action before any governmental authority having jurisdiction thereover, the intent of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use;

(iii) Intentionally Deleted;

(iv) to the extent not paid by Tenant directly, or to the extent not payable by Tenant as additional rent or otherwise, all general real estate taxes, assessments and personal property taxes that are due and payable with respect to the Property prior to COE (except for those that will be prorated at COE) have been paid or will be so paid by Seller prior to COE;

(v) between the Effective Date and COE or any earlier termination of this Agreement, Seller shall not execute or enter into any lease with respect to the Property or any part thereof, or terminate, amend, modify, extend or waive any rights under the Lease without Buyer’s prior written consent, which consent may be withheld in Buyer’s reasonable discretion;

(vi) between the Effective Date and COE or any earlier termination of this Agreement, Seller shall, at its sole cost:

(1) continue to operate the Property as heretofore operated by Seller subject to Buyer’s rights under this Agreement to direct specific activities of Seller;

(2) to the extent the following are not Tenant’s responsibility under the Lease, continue to operate and maintain the Property in the manner Seller operated and maintained the Property prior to the Effective Date;

(3) to the extent the following is not Tenant’s responsibility under the Lease, pay prior to COE, all sums due and payable for work, materials or services furnished on Seller’s behalf in the ownership, use or operation of the Property up to COE;

(4) to the extent the following is not Tenant’s responsibility under the Lease, comply with all governmental requirements applicable to the Property;

(5) except as required by a governmental agency, or in the ordinary course of Seller’s continued maintenance and operation of the Property, not place on any portion of the Property any new improvements of any kind or remove any improvements from the Property without the prior written consent of Buyer;

(6) without Buyer’s prior written consent, Seller shall not, by voluntary or intentional act create any easement, encumbrance, or mechanic’s or materialmen’s liens that will encumber the Property or any portion thereof that affects title thereto.

(vii) Seller shall not, without the prior written consent of Buyer, provide a copy of, nor disclose any of the terms of, this Agreement to any appraiser, and Seller shall instruct Broker that it may not provide a copy of nor disclose any of the terms of this Agreement to any appraiser without the prior written consent of Buyer.

(c) All references in this Agreement to “Seller’s knowledge,” “Seller’s actual knowledge” or words of similar import shall refer only to the actual (as opposed to deemed, imputed or constructive) knowledge of James Redland and Jeff Thomas without inquiry and, notwithstanding any fact or circumstance to the contrary, shall not be construed to refer to the knowledge of any other person or entity. Seller represents and warrants that James Redland and Jeff Thomas are the employees of Seller responsible for having knowledge of the matters set forth in this Section 13(a).

(d) The representations and warranties of Seller to Buyer contained in Section 13(a) hereof, as modified by the Approval Date Certificate (as hereinafter defined) and the Closing Date Certificate, as hereinafter defined (the “Seller Representations”), shall survive the COE and the delivery of the Deed for a period of twelve (12) months. No claim for a breach of any Seller Representation, or the failure or default of a covenant or agreement of Seller that survives Closing, shall be actionable or payable unless (a) the breach in question results from, or is based on, a condition, state of facts or other matter which was not disclosed to, or known by, Buyer prior to Closing, (b) the valid claims for all such breaches collectively aggregate more than Ten Thousand and No/100 Dollars ($10,000.00), in which event the full amount of such claims shall be actionable, and (c) written notice containing a description of the specific nature of such breach shall have been delivered by Buyer to Seller prior to the expiration of said twelve (12) month survival period, and an action with respect to such breach(es) shall have been commenced by Buyer against Seller within eighteen (18) months after COE. Notwithstanding anything contained herein to the contrary, the maximum amount that Buyer shall be entitled to collect from Seller in connection with all suits, litigation or administrative proceedings resulting from all breaches by Seller of any Seller Representations or any covenants of Seller shall in no event exceed $750,000.00 in the aggregate. If Buyer is notified in any Seller’s Diligence Materials, or in writing by Seller, or otherwise obtains actual knowledge that any Seller Representation made by Seller is not true or correct as of the Effective Date, or that such Seller Representation is not true or correct on or before the COE, or is notified in any Seller’s Diligence Materials, or in writing by Seller, or otherwise obtains actual knowledge that Seller has failed to perform any covenant and agreement herein contained and Buyer shall nevertheless acquire the Property notwithstanding such fact, Buyer shall not be entitled to commence any action after COE to recover damages from Seller due to such Seller Representation(s) failing to be true or correct (and Buyer shall not be entitled to rely on such Seller Representation), or such covenant(s) and agreement(s) having failed to be performed by Seller.

(e) It shall be a condition precedent to Buyer’s obligation to proceed to COE that all of the Seller Representations that were true and correct, in all material respects, as of the end of the Study Period remain true and correct in all material respects as of the COE (the “Representation Condition”). For purposes of determining those Seller Representations that remain true and correct, in all material respects, as of the end of the Study Period, Seller shall deliver to Buyer, on or prior to the end of the Study Period, a certificate (the “Approval Date Certificate”) certifying that all of the Seller Representations made as of the Effective Date remain true and correct as of the end of the Study Period, in all material respects, except for changes and qualifications specified by Seller in such Approval Date Certificate such that the Approval Date Certificate is not untrue in any material respect. If Seller fails to provide an Approval Date Certificate, Seller shall be deemed to have certified (subject to the limitations hereinafter set forth) that all of the Seller Representations hereunder remain true and correct, in all material respects, as of the end of the Study Period. The representations, warranties and certifications contained in such Approval Date Certificate, whether provided or deemed provided, shall be made by Seller to the standard of knowledge, if any, contained herein for the applicable representations, warranties or certifications and subject to all of the terms, conditions and limitations contained in Sections 13(c) and 13(d) of this Agreement. If the Approval Date Certificate indicates that any Seller Representations are not true and correct, in all material respects, as of the end of the Study Period (or were not true and correct, in all material respects, as of the Effective Date), or if Buyer otherwise determines or becomes aware, prior to the end of the Study Period, that any Seller Representations are untrue or inaccurate, in all material respects, Buyer may, in its sole discretion and as its sole and exclusive remedy hereunder, at law or in equity, elect either to (a) terminate this Agreement by delivery of written notice to Seller not later than the end of the Study Period, whereupon the Deposit shall be promptly returned to Buyer and neither party shall have any further liability hereunder, except for those liabilities that expressly survive a termination of this Agreement, provided that if any Seller’s Representation was untrue or incorrect in any material respect when it was made, or becomes untrue or incorrect in any material respect as a result of Seller’s actions or omissions, then Seller shall reimburse Buyer for its actual, out-of-pocket costs incurred in connection with this transaction (collectively, the “Buyer’s Costs”) not to exceed $40,000.00 (the “Cap”) within ten (10) days after the presentation of invoices therefore evidencing the Buyer’s Costs; or (b) proceed to COE and accept the untruth or inaccuracy of the applicable Seller Representations with no further right to terminate the Agreement (or pursue any other right or remedy) on the basis of the untruth or inaccuracy thereof. If any Seller Representation is untrue or inaccurate in any material respect and Buyer becomes aware of such untruth or inaccuracy prior to COE, Buyer may elect, in its sole discretion and as its sole remedy hereunder, at law or in equity, either to (i) terminate this Agreement by delivery of written notice to Seller on or prior to COE (or the end of the Study Period to the extent Buyer becomes aware of such untruth or inaccuracy on or prior to the end of the Study Period), whereupon the Deposit shall be promptly returned to Buyer and neither party shall have any further liability hereunder, except for those liabilities that expressly survive a termination of this Agreement, provided that if any Seller’s Representation was untrue or incorrect in any material respect when it was made, or becomes untrue or incorrect in any material respect as a result of Seller’s actions or omissions, then Seller shall reimburse Buyer for Buyer’s Costs in an amount not to exceed the Cap within ten (10) days after the presentation of invoices therefore evidencing the Buyer’s Costs; or (ii) proceed to COE and accept the untruth or inaccuracy of such Seller Representation with no further right to terminate the Agreement (or pursue any other right or remedy) on the basis of the untruth or inaccuracy thereof.

(f) Closing Date Certificate. For purposes of determining whether the Representation Condition has been satisfied, Seller shall deliver to Buyer at COE a certificate (the “Closing Date Certificate”) certifying that all of the Seller Representations that were true and correct, in all material respects, as of the end of the Study Period (as reflected in the Approval Date Certificate) remain true and correct, as of the COE and in all material respects, except for changes and qualifications specified in such Closing Date Certificate, such that the Closing Date Certificate is true and accurate in all material respects. The representations, warranties and certifications contained in the Closing Date Certificate shall be made by Seller to the standard of knowledge, if any, contained herein for the applicable representations, warranties or certifications and subject to all of the terms, conditions and limitations contained in Section 13 of this Agreement. Notwithstanding anything contained herein to the contrary, if, as of the COE, the Representation Condition is not fulfilled for any reason or any Seller Representations are not true and correct, in any material respect, Buyer may, in its sole discretion and as its sole remedy, hereunder, at law or in equity, elect either to (a) terminate this Agreement by delivery of written notice to Seller not later than the COE, whereupon the Earnest Money Deposit shall be returned to Buyer and neither party shall have any further liability hereunder except for those liabilities that expressly survive a termination of this Agreement, provided that if any Seller’s Representation was untrue or incorrect in any material respect when it was made, or becomes untrue or incorrect in any material respect as a result of Seller’s actions or omissions, then Seller shall reimburse Buyer for Buyer’s Costs in an amount not to exceed the Cap within ten (10) days after the presentation of invoices therefore evidencing the Buyer’s Costs; or (b) proceed to COE and waive the failure of the Representation Condition.

14. BUYER’S REPRESENTATIONS WARRANTIES AND COVENANTS.

(a) Buyer hereby represents and warrants to Seller as of the Effective Date and again as of COE that:

(i) Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, the agreed upon forms of which are attached hereto as Exhibits;

(ii) there are no actions or proceedings pending or to Buyer’s knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, the agreed upon forms of which are attached hereto as Exhibits; and

(iii) the execution, delivery and performance of this Agreement and the Transfer Documents, the agreed upon forms of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound.

(b) Further, Buyer hereby covenants to Seller as of the Effective Date that:

(i) should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing.

All representations and warranties made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE for a period of one (1) year.

15. RENTS AND DEPOSITS. Seller and Buyer agree that, in order to prepare the closing statement, Seller shall deliver to Buyer and Escrow Agent not later than the day immediately prior to COE information with respect to (i) the amount of Tenant’s security deposit under the Lease, if any, and (ii) prepaid and/or abated rents, including, without limitation, the amount thereof and the date to which such rents have been paid.

16. BROKER’S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

(a) the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement except for the Stan Johnson Company (“Broker”);

(b) if any person shall assert a claim to a finder’s fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement (including Broker), the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE; and

(c) Seller shall be responsible for payment of a commission to Broker pursuant to a separate written agreement between Seller and Broker, which commission shall be paid at COE.

17. CLOSE OF ESCROW. COE shall be on or before 1:00 p.m. (Central Time) on the tenth (10th) day after the expiration of the Study Period or as otherwise agreed in writing by the Parties (the “Closing Date”).

18. ASSIGNMENT. Neither Party shall assign this Agreement without the prior written consent of the other, except that Seller may assign its interest in and obligations under this Agreement to a so-called “Qualified Intermediary” in order to accomplish the Exchange (as hereinafter defined). Notwithstanding the foregoing, Buyer may assign all of its rights, title, liability, interest and obligation pursuant to this Agreement to one or more entities affiliated with Buyer (i.e. controlling, controlled by, or under common control with, Buyer) provided that (i) Buyer provides Seller with a copy of a written assignment agreement between Buyer and its affiliate, which instrument shall be in form reasonably acceptable to Seller and (ii) no such assignment shall act to release Buyer hereunder.

19. RISK OF LOSS. If prior to COE the Property is damaged or destroyed, but not materially damaged or destroyed (as defined below), by fire or other casualty, Buyer shall be required to perform this Agreement and, shall be entitled to the casualty insurance proceeds payable with respect thereto (including without limitation any business income, rent loss or like insurance proceeds relating to Property income lost or abated for periods following Closing (such lost or abated income, the “Lost Income”) under the policies of insurance maintained by

Seller (collectively, the “Insurance Proceeds”). If the Property is materially damaged or destroyed by fire or other casualty, Buyer may terminate this Agreement on written notice to Seller given within ten (10) business days after receiving notice of the occurrence of such fire or casualty. If Buyer shall exercise such option to terminate, it shall be deemed that Buyer terminated this Agreement pursuant to Section 7(c) and the rights of the parties shall be as set forth therein. If Buyer does not exercise such option to terminate, this Agreement shall remain in full force and effect in accordance with its terms and Buyer shall be entitled to the Insurance Proceeds. For purposes hereof, the Property shall be deemed “materially damaged or destroyed” if (i) the estimated repair cost is greater than $500,000.00, (ii) if such damage or destruction will entitle Tenant to terminate its Lease, or (iii) if the damage or destruction (including any lost income) is not fully covered by Seller’s insurance or if such insurance is not for full replacement cost.

In the event prior to COE written notice of a proposed condemnation or taking of the Property is received from a governmental entity having jurisdiction over the Property, a condemnation proceeding is commenced against the Property, a condemnation proceeding against the Property is concluded or all or any part of the Property is conveyed in lieu of condemnation, Buyer shall have the right to terminate this Agreement within ten (10) days after such notice or such event, in which event it shall be deemed that Buyer terminated this Agreement pursuant to Section 7(c) hereof and the rights of the parties shall be as set forth therein. In the event Buyer does not elect to terminate this Agreement, Seller shall assign to Buyer, at the Closing, all of Buyer’s rights, title and interest in and to any condemnation claim and/or award payable with respect to the Property.

In the event of a dispute between Seller and Buyer with respect to the cost of repair and/or replacement with respect to the matters set forth in this Section 19, an engineer designated by Seller and an engineer designated by Buyer shall select an independent engineer licensed to practice in the jurisdiction where the Property is located who shall resolve such dispute. All fees, costs and expenses of such third engineer so selected shall be shared equally by Buyer and Seller.

20. REMEDIES.

(a) Seller’s Breach. If Seller materially breaches this Agreement, including, without limitation, the failure of Seller to satisfy any conditions precedent to COE specified in Section 12 above that are in Seller’s exclusive control, then Buyer may, at Buyer’s sole option, either (i) terminate this Agreement by written notice to Seller, in which event (a) the Earnest Money Deposit shall be immediately returned to Buyer, (b) Seller shall reimburse Buyer for Buyer’s Costs in an amount not to exceed the Cap within five (5) days after the presentation of invoices therefore evidencing the Buyer’s Costs, and (c) upon Buyer’s receipt of the Earnest Money Deposit and Buyer’s Costs, this Agreement shall terminate and neither party shall have any further liability hereunder except for those liabilities that expressly survive a termination of this Agreement; or (ii) Buyer may file an action for specific performance in which event COE shall be automatically extended as necessary. In the event Buyer discovers the untruth or inaccuracy, in any material respect, of any Seller Representation as of the end of the Study Period or as of COE, then Buyer’s remedies shall be as set forth in Sections 13(e) and 13 (f) of this Agreement.

(b) Buyer’s Breach. If Buyer materially breaches this Agreement, as its sole remedy Seller shall be entitled to terminate this Agreement and retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller’s agreed and total liquidated damages. Seller hereby waives any right to seek any other equitable or legal remedies against Buyer, except that all of the foregoing shall be without limitation upon the rights and remedies of Seller hereunder, at law or in equity, in the event of a default by Buyer pursuant to Sections 7(b), 16 or 21.

(c) No Limitation. The provisions of Section 20(a) and (b) hereof shall not limit any other rights or remedies expressly set forth in this Agreement for provisions of this Agreement that expressly survive Closing.

21. ATTORNEYS’ FEES. If there is any litigation to enforce any provisions or rights arising under this Agreement, the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys’ fees incurred by the successful party, such fees to be determined by the court. For purposes of this Section 21, a party will be considered to be the “successful party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking. The provisions of this Section 21 shall survive the termination of this Agreement or the COE and the delivery of any conveyance documentation.

22. NOTICES.

(a) Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or telecopy (fax), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:	FR NLF 11, LLC
c/o First Industrial Realty Trust, Inc.
1661 Feehanville Drive, Suite 400
Mount Prospect, IL 60056
Attn: Mr. James Redland
Tel.: (312) 344-4359
Fax: (312) 895-9359

With copies to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison, Suite 3900
Chicago, IL 60606
Attn: Janelle M. Savage
Tel.: (312) 629-7365
Fax: (312) 984-3150

if to Buyer:	Series C, LLC
c/o Cole Real Estate Investments
2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
Attn: Legal Department
Tel.: (602) 778-8700
Fax: (480) 449-7012

with copies to:	Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
Attention: Marc Bulson
Tel.: (404) 504-7793
Fax: (404) 365-3614

If to Escrow Agent:	First American Title Insurance Company
2425 E. Camelback Road, Suite 300
Phoenix, AZ 85016
Attn: Mr. Brandon Grajewski
Tel.: (602) 567-8145
Fax: (602) 567-8101

(b) Effective Date of Notices. Notice shall be deemed properly delivered and received (i) on the date on which the notice is received, if notice is given by personal delivery, (ii) on the first business day following deposit with Federal Express or other comparable commercial overnight carrier, if used, and (iii) the same day when sent by confirmed facsimile before 5:00 p.m. (Central Time).

23. CLOSING COSTS.

(a) Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit F, and by this reference incorporated herein (the “Escrow Instructions”). At COE, Seller shall pay (i) the costs of releasing any liens, judgments, and other encumbrances that are to be released per the terms of this Agreement and of recording such releases, (ii) one-half the fees and costs due Escrow Agent for its services, (iii) the Grantor’s tax (state and local) associated with the sale of the Property, if any, and (iv) all other costs to be paid by Seller under this Agreement. At COE, Buyer shall pay (i) one-half the fees and costs due Escrow Agent for its services, (ii) the cost of the Survey, (iii) the Grantee’s tax (state and local) associated with the sale of the Property, if any, (iv) the cost of a standard coverage owner’s policy of title insurance, (v) the cost for extended coverage to the owner’s policy of title insurance, (vi) the cost of all endorsements to such owner’s policy of title insurance requested by Buyer, (vii) the cost of any lender’s policy of title insurance, and (viii) all other costs to be paid by Buyer under this Agreement. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. Except to the extent paid directly by Tenant under the Lease, real estate taxes shall be prorated as of the COE based upon the most currently available final tax bill on a cash basis for the calendar year in which the COE occurs, regardless of the year for which such taxes are assessed. All other prorations shall be calculated through escrow as of COE based upon the latest available information, including, without limitation, a credit to Buyer for any rent prepaid by Tenant for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer and Seller shall be similarly prorated. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent. Seller agrees that all closing costs payable by Seller shall be deducted from Seller’s proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer’s closing costs. Except as provided in this Section 23(a), Seller and Buyer shall each bear their own costs in regard to this Agreement.

(i) Rent—Buyer will receive a credit at Closing for the prorated amount of all base or fixed rent payable pursuant to the Lease and all Additional Rents (collectively, “Rent”) attributable to any period following the COE. All Rent collected by Buyer or Seller from each tenant from and after Closing will be applied as follows: (i) first, to any Rents then owing for the calendar month or months following the calendar month in which COE occurred, (ii) second, to Rents owing for the calendar month in which COE occurred, and (iii) third, to Rents owing for any calendar month or months preceding the calendar month in which COE occurred until the Tenant is current. Any Rent collected by Buyer and due Seller will be promptly remitted to Seller (“Delinquent Rents”). Any Rent collected by Seller and due Buyer shall be promptly remitted to Buyer. Buyer shall use reasonable efforts to collect Delinquent Rents owed to Seller in the ordinary course of its business; provided, however, that Seller hereby retains the right to pursue any Tenant under the Leases for any Rent and other sums due Seller for period attributable to Seller’s ownership of the Property; and provided further, however, in no event shall Seller commence any legal proceedings against Tenant after the Closing with respect to any Delinquent Rents. “Additional Rents” shall mean any and all amounts due from tenants for operating expenses, common area maintenance charges, taxes, shared utility charges, management fees, insurance costs, other comparable expenses and pass-through charges and any other tenant charges that are paid by the tenant(s) to Seller, as landlord, as opposed to charges (e.g. utility) that the tenant(s) pays directly to third parties. The provisions of this Section 23(a)(i) shall survive the COE and the delivery of any conveyance documentation.

(b) Post-Closing Adjustment. If after COE (but subject to the time limitation in the following sentence), the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(b) shall survive COE except that no adjustment shall be made later than twelve (12) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

(c) Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated herein. Such escrow instructions shall be construed as applying principally to Escrow Agent’s employment.

24. ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller’s default, Seller shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close because of Buyer’s default, Buyer shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

25. APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

26. PROPERTY SOLD “AS IS”.

Except as is otherwise expressly provided in this Agreement, Seller hereby specifically disclaims any warranty (oral or written) concerning: (i) the nature and condition of the Property and the suitability thereof for any and all activities and uses that Buyer elects to conduct thereon; (ii) the manner, construction, condition and state of repair or lack of repair of the Improvements; (iii) the compliance of the Real Property and the Improvements or their operation with any laws, rules, ordinances or regulations of any government or other body; and (iv) any other matter whatsoever except as expressly set forth in this Agreement. EXCEPT AS IS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON A STRICTLY “AS IS” “WHERE IS” BASIS AS OF THE COE, AND SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, ANY IMPROVEMENTS LOCATED THEREON OR ANY SOIL CONDITIONS RELATED THERETO.

BUYER SPECIFICALLY ACKNOWLEDGES THAT BUYER IS NOT RELYING ON (AND SELLER HEREBY DISCLAIMS AND RENOUNCES) ANY REPRESENTATIONS OR WARRANTIES MADE BY OR ON BEHALF OF SELLER OF ANY KIND OR NATURE WHATSOEVER, EXCEPT FOR THOSE PARTICULAR REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY SELLER AT CLOSING. FURTHER, BUYER, FOR BUYER AND BUYER’S SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER FROM, AND WAIVES, AS OF COE, ANY AND ALL CLAIMS AND LIABILITIES AGAINST SELLER FOR, RELATED TO, OR IN CONNECTION WITH, ANY ENVIRONMENTAL OR PHYSICAL CONDITION AT THE PROPERTY (OR THE PRESENCE OF ANY MATTER OR SUBSTANCE RELATING TO THE ENVIRONMENTAL CONDITION OF THE PROPERTY), INCLUDING, BUT NOT LIMITED TO, CLAIMS AND/OR LIABILITIES RELATING TO (IN ANY MANNER WHATSOEVER) ANY HAZARDOUS, TOXIC OR DANGEROUS MATERIALS OR SUBSTANCES LOCATED IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR ANY AND ALL CLAIMS OR CAUSES OF ACTION (ACTUAL OR THREATENED) BASED UPON, IN CONNECTION WITH, OR ARISING OUT OF, CERCLA, AS AMENDED BY SARA, AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME, RCRA, OR ANY OTHER CLAIM OR CAUSE OF ACTION (INCLUDING ANY FEDERAL OR STATE BASED STATUTORY, REGULATORY OR COMMON LAW CAUSE OF ACTION) RELATED TO ENVIRONMENTAL MATTERS OR LIABILITY WITH RESPECT TO, OR AFFECTING, THE PROPERTY. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OF, OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO, ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE REAL PROPERTY OR THE IMPROVEMENTS, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY, OR ON BEHALF OF, SELLER, ITS AGENTS AND EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS AND WARRANTIES OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY SELLER AT CLOSING. UPON COE, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER, AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, EXCEPT AS IS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY SELLER AT COE.

BUYER ACKNOWLEDGES AND AGREES THAT THE WAIVERS, RELEASES AND OTHER PROVISIONS CONTAINED IN THIS SECTION 26 WERE A MATERIAL FACTOR IN SELLER’S ACCEPTANCE OF THE PURCHASE PRICE AND THAT SELLER IS UNWILLING TO SELL THE PROPERTY TO BUYER UNLESS SELLER IS RELEASED AS EXPRESSLY SET FORTH ABOVE. BUYER, WITH BUYER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. THE TERMS AND CONDITIONS OF THIS SECTION 26 WILL EXPRESSLY SURVIVE THE COE, AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.

27. ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

28. GOVERNING LAW. This Agreement shall be governed by and construed or enforced in accordance with the laws of the State of Virginia.

29. CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

30. TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.

31. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

32. HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

33. FAX AND COUNTERPARTS. This Agreement may be executed by facsimile, by email (in “.pdf” format) and/or in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

34. INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

35. SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.

36. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

37. INTENTIONALLY DELETED.

38. INTENTIONALLY DELETED.

39. SEC S-X 3-14 Audit. In order to enable Buyer to comply with reporting requirements, Seller agrees within thirty (30) days after receipt of written request from Buyer to provide Buyer and its representatives the following information for Buyer to comply with SEC Rule 3-14 of Regulation S-X: Seller’s income and expense statements relating to the financial operation of the Property for the current fiscal year and the most recent pre-acquisition fiscal year, and upon reasonable request, reasonable support for certain operating revenues and expenses specific to the Property, all to the extent not previously provided to Buyer as Seller’s Diligence Materials (collectively, the “SEC Filing Information”). Seller understands that certain of such financial information may be included in filings required to be made by Buyer with the U.S. Securities and Exchange Commission. This Section 39 shall survive Closing for a period of one (1) year.

40. TENANT AUDIT RIGHT. In the event that Tenant has the right to inspect and audit the books, records and other documents of the landlord under the Lease which evidence the purchase price of the Real Property, the development and construction costs of the Improvements, and/or common area maintenance costs and expenses, Seller hereby covenants and agrees that it shall retain such books, records and other documents which will enable Tenant to conduct a full and complete audit thereof until the date that is six (6) months after the latest date that Tenant could demand an inspection and/or audit thereof pursuant to the Lease and, upon written request therefore from Buyer, or any successor or assign, thereof, shall provide both Buyer and Tenant with reasonable access thereto and otherwise reasonably cooperate with both Buyer and Tenant with respect to such inspection and/or audit by Tenant. The provisions of this Section 40 shall survive COE.

41. LIKE-KIND EXCHANGE. (a) Seller agrees to reasonably cooperate with Buyer by executing such documents or taking such action as Buyer reasonably requests in connection with any tax deferred exchange pursuant to Section 1031 of the Tax Code, provided that (i) the transaction contemplated by this Agreement shall not be conditioned upon completion of such exchange; (ii) Seller shall not be required to take title to any real property in connection with any such exchange; (iii) Seller shall not incur any liability by reason of any such exchange; and (iv) Seller shall not be relieved of any of its obligations under this Agreement as a result of any such exchange.

(b) Buyer recognizes and understands that this transaction may be part of a contemplated “like kind” exchange for Seller under §1031 of the Internal Revenue Code (the “Exchange”). As such, Buyer agrees to cooperate with Seller in effectuating the Exchange, which cooperation may include the execution of documents, reasonable delays of the COE (which delays shall not exceed thirty (30) days) and the taking of other reasonable action, as is necessary in the opinion of Seller, to accomplish the Exchange; provided, however, that Buyer shall not be required to assume any additional expense or liability in connection with, or as part of its cooperation with, the Exchange. The covenant contained in this Section 41(b) shall survive the COE and shall not be merged into any instrument of conveyance delivered at COE.

42. No Oral Modification or Waiver. This Agreement may not be changed or amended orally, but only by an agreement in writing. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

43. Survival. Only those covenants, agreements, indemnities, undertakings and representations and warranties of Seller that expressly survive COE pursuant to the express terms of the Agreement shall survive COE and the delivery of any conveyance documentation for the period herein set forth (and if any of the foregoing do so expressly survive but no specific survival period is specified herein, such covenants, agreements, indemnities, undertakings, representations and warranties of Seller shall only survive COE for the period in which the Seller Representations survive COE in accordance with Section 13) and all of the other covenants, agreements, indemnities, undertakings and representations and warranties of Seller contained herein shall not survive COE and shall merge into the conveyance documentation delivered at COE.

44. No Reliance. This Agreement represents the full and complete agreement between Seller and Buyer. Any representations, warranties, promises or conditions, whether written or oral, not specifically incorporated (by reference or otherwise) into this Agreement shall not be binding upon either of the parties hereto, and each of the parties hereto acknowledges that it has not relied upon, in entering into this Agreement, any representation, warranty, promise or condition not specifically set forth in this Agreement. All discussions, negotiations and writings have been and are merged into this Agreement.

45. Publicity. Buyer and Seller each hereby covenants and agrees that, without the prior written consent of the other, such party shall not issue, nor consent to the issuance of, any Release (as hereinafter defined) with respect to any of the terms of this Agreement and the transaction described herein. As used herein, the term “Release” shall mean any press release or public statement. In addition, neither Seller nor Buyer shall disclose, pursuant to a Release or otherwise, the identity of the other party or any of the other party’s affiliates as being involved in the transaction described in this Agreement nor shall either party disclose the Purchase Price to any third parties. The terms of this Section 45 shall not prevent either party from complying with reporting requirements required by law, including, but not limited to, those set forth in Section 39. The terms of this Section 45 shall survive the COE.

46. Limitation on Buyer’s Costs. Seller and Buyer acknowledge that there are certain provisions in this Agreement which expressly provide for Seller to reimburse Buyer for Buyer’s Costs upon the occurrence of a particular circumstance or event. Notwithstanding anything to the contrary set forth herein, if Seller is required, pursuant to the express terms of this Agreement, to reimburse Buyer for such Buyer’s Costs, Seller shall not be required to pay, in the aggregate, an amount in excess of the Cap in all events and under all circumstances (including, without limitation, even if Seller’s obligation to pay Buyer’s Costs is required pursuant to multiple provisions of this Agreement).

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:

FR NLF 11, LLC,
a Delaware limited liability company

By:	/s/ Donald R. Stoffle

Its:	Authorized Signatory

BUYER:

SERIES C, LLC, an Arizona limited liability company

By:	Todd Weiss

Its:	Authorized Officer

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